Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trinity Place Holdings Inc.
New York, New York

We hereby consent to the incorporation by reference in Registration Statement No. 333-207324 on Form S-8 and Registration Nos. 333-193396, 333-206944, 333-208740, 333-214482 and 333-216754 on Form S-3 of our report dated March 18, 2019, relating to the consolidated financial statements, the effectiveness of Trinity Place Holdings Inc.’s internal control over financial reporting, and schedule of Trinity Place Holdings Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

New York, New York
March 18, 2019